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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549


                                    FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934



                                  June 4, 2001
                Date of report (Date of earliest event reported)



                              G & L REALTY CORP.
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              (Exact name of registrant as specified in charter)


         Maryland                          1-12566              95-4449388
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  (State or Other Jurisdiction of     (Commission File      (IRS Employer
     Incorporation)                        Number)          Identification No.)

             439 N. Bedford Drive, Beverly Hills, California 90210
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            (Address of principal executive of offices)   (Zip code)


       Registrant's telephone number including area code: (310) 273-9930


                                Not applicable.
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         (Former name or former address, if changed since last report)

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Item 5.   Other Events.

          On May 17, 2001, Lyle Weisman indicated to G & L Realty Corp. (the "Company") that he and his associates intended to submit a proposal to the Company within two weeks at a price and upon terms that they believed would be substantially better than the price and terms of Messrs. Gottlieb and Lebowitz in the Agreement and Plan of Merger, dated May 10, 2001. As of the date of this Report, the Company has not received any proposal from Lyle Weisman and his associates. On May 31, 2001, Lyle Weisman and his associates filed an amended
Schedule 13D stating that they intend to make a proposal within 7 days to the special committee of the board of directors at a price expected to be between $14.50 and $15.50 per share to be financed through personal funds and funds from committed financing sources. No assurances can be given that any such proposal will be forthcoming, or that, if forthcoming, any such proposal will result in a definitive agreement, or a completed transaction.

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                                  SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        G & L REALTY CORP.


                                        By:  /s/ David E. Hamer
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                                             David E. Hamer
                                             Chief Accounting Officer


DATED:  June 4, 2001

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